UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2005
(Date of earliest event reported)

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	33-77510-C (Commission File Number)	38-3160141 (IRS Employer Identification No.)

24 Frank Lloyd Wright Drive Lobby L, 4th Floor Ann Arbor, Michigan (Address of Principal Executive Offices)		48106 (Zip Code)

(734) 994-5505
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On June 16, 2005, Captec Franchise Capital Partners L.P. III (the “Partnership”) and MLE Restaurant Group, LLC (“MLE”), as assignee of Gibraltar 1031 Restaurants, LLC (“Gibraltar”), consummated a transaction pursuant to which the Partnership sold to MLE nine of the Partnership’s properties and certain real property leases related to such properties for an aggregate purchase price of $15,375,000.

      The original agreement of sale regarding this transaction contemplated the sale of ten properties for an aggregate purchase price of $17,125,000, but the parties agreed to remove from the transaction the property located in Ewing Township, NJ and to adjust the purchase price accordingly.

      There is no material relationship between the Partnership or its affiliates and Gibraltar or MLE, other than in respect of this transaction.

Item 9.01. Financial Statements and Exhibits.

(a)	No financial statements are required to be filed as part of this Form 8-K.

(b)	No pro forma financial information is required to be filed as part of this Form 8-K.

(c)	No exhibits are required to be filed as part of this Form 8-K.

Forward-Looking Statements

      This Form 8-K contains forward-looking statements, which are any statements other than statements of historical fact. As utilized in this document, words such as “intends,” “anticipates,” “expects,” “will,” “could,” “estimate” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including statements concerning anticipated future revenues, by their nature involve substantial risks and uncertainties, many of which are beyond the Partnership’s control and the Partnership’s actual results may differ materially depending on a variety of important factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Partnership disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III

By:	GP3 Asset Acquisition, LLC
General Partner of Captec Franchise Capital Partners L.P. III

By:	/s/ Patrick L. Beach
Patrick L. Beach
President

Date:	June 16, 2005